UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 15, 2011

KAR Auction Services, Inc.

(Exact Name of Registrant as specified in its charter)

DELAWARE

(State of Incorporation)

001-34568	20-8744739
(Commission File Number)	(IRS Employer Identification No.)

13085 Hamilton Crossing Boulevard

Carmel, Indiana 46032

(Address of Principal Executive Offices) (Zip Code)

1-800-923-3725

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On August 15, 2011, ADESA, Inc. (“ADESA”), a subsidiary of KAR Auction Services, Inc. (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among ADESA, Riley Acquisition, Inc. (“Merger Sub”), the Company, OPENLANE, Inc. (“OPENLANE”) and Shareholder Representative Services LLC, as the securityholders representative. Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into OPENLANE, with OPENLANE continuing as the surviving corporation and as a wholly-owned subsidiary of ADESA (the “Merger”). The Company is the guarantor of ADESA’s obligations under the Merger Agreement.

In the Merger, each outstanding share of OPENLANE common stock and preferred stock (other than those shares of common stock or preferred stock held by OPENLANE) will be converted into the right to receive an amount in cash as set forth in the Merger Agreement. In addition, each outstanding OPENLANE stock option and warrant will be cancelled and converted into the right to receive an amount in cash based on the difference between the per share common consideration and the exercise price of the applicable stock option or warrant. The value of the cash consideration payable in the Merger is approximately $210 million, subject to increase based on the amount of OPENLANE’s cash and cash equivalents at the closing of the Merger, as determined in accordance with the Merger Agreement. The Merger and the Merger Agreement have been approved by the Board of Directors of the Company, the Board of Directors of OPENLANE and the requisite stockholders of OPENLANE.

Consummation of the Merger is subject to customary conditions, including the expiration or termination of the Hart-Scott-Rodino waiting period. The Merger Agreement also contains customary representations and warranties, indemnification obligations and covenants, including, among other things, with respect to the operation of the business of OPENLANE and its subsidiaries between the signing of the Merger Agreement and the closing of the Merger.

The foregoing description of the Merger does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this current report on Form 8-K (this “Report”) and the information contained therein is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure

On August 15, 2011, the Company issued a press release announcing the execution of the Merger Agreement referred to in Item 1.01 above. A copy of the press release is attached hereto as Exhibit 99.1.

The information under Item 7.01 in this Form 8-K is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information under Item 7.01 in this Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated as of August 15, 2011 by and among ADESA, Inc., Riley Acquisition, Inc., KAR Auction Services, Inc., OPENLANE, Inc. and Shareholder Representative Services LLC, as the securityholders representative

99.1	Press Release dated August 15, 2011.

Forward-Looking Statements

Certain statements contained in this Report include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and which are subject to certain risks, trends and uncertainties. In particular, statements made that are not historical facts may be forward-looking statements. Words such as “should,” “may,” “will,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and similar expressions identify forward-looking statements. Such statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results projected, expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include those matters disclosed in the Company’s Securities and Exchange Commission filings. The Company does not undertake any obligation to update any forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

KAR Auction Services, Inc.

By:	/s/ Rebecca C. Polak
Name:	Rebecca C. Polak
Title:	Executive Vice President, General Counsel and Secretary

Dated: August 15, 2011